Exhibit 99.01

                Continucare Corporation Reports Record
      Financial Results for Fourth Quarter and Full Fiscal 2005

    MIAMI--(BUSINESS WIRE)--Sept. 19, 2005--Continucare Corporation
(AMEX:CNU):

    - Fourth Fiscal Quarter and Full Year Revenue 10% Higher Than One
Year Ago

    - Fourth Fiscal Quarter and Full Year Income From Operations
Increase 215% and 85%, Respectively

    - Fourth Fiscal Quarter and Full Year EPS Significantly Higher Than One Year Ago

    - Balance Sheet Significantly Improved

    Continucare Corporation (AMEX:CNU) today reported financial results for its fourth quarter of fiscal 2005 and fiscal year ended June 30, 2005.

    Fourth Quarter Results

    For the fourth quarter of fiscal 2005, total revenue increased 10% to $29.1 million compared to $26.5 million for the fourth quarter of fiscal 2004. Income from operations during the fourth quarter of fiscal 2005 increased 215% to $4.0 million compared to $1.3 million for the same period one year ago. Income from continuing operations before tax benefit in the fourth quarter of fiscal 2005 increased 302% to $4.0 million compared to $1.0 million in the year-ago period. There was no income or loss from discontinued operations during either the fourth quarter of fiscal 2005 or in the year-ago period. Net income for the fourth quarter of fiscal 2005 was $11.2 million, or $0.21 per diluted share, compared to net income of $1.0 million, or $0.02 per diluted share, one year ago.

    Full Year Results

    For the fiscal year ended June 30, 2005, total revenue increased 10% to $112.2 million compared to $101.8 million for fiscal 2004. Income from operations during fiscal 2005 increased 85% to $9.3 million compared to $5.0 million for the same period one year ago. Income from continuing operations before tax benefit during fiscal 2005 increased 40% to $8.7 million compared to $6.2 million in the prior fiscal year. There was no income or loss from discontinued operations during fiscal 2005 compared to a loss of $1.6 million in the year-ago period. Net income for fiscal 2005 was $15.9 million, or $0.31 per diluted share, compared to net income of $4.7 million, or $0.09 per diluted share, one year ago.
    Income from continuing operations during fiscal 2004 included $2.2 million of other income that related to a previously disclosed settlement of an alleged Medicare obligation. Income from operations during fiscal 2005 and 2004 and the fourth quarters of both years included a gain on extinguishment of debt. In fiscal years 2005 and 2004, the gain was $3.0 million and $0.9 million, respectively. In the fourth quarter of fiscal 2005 and 2004, the gain was $2.5 million and $0.5 million, respectively. These gains related to a previously disclosed arrangement to extinguish an obligation to an HMO, and the obligation to that HMO has now been fully extinguished. Also, income from continuing operations for the fourth fiscal quarter of 2005 and the full year includes a one-time tax benefit of $7.2 million which resulted from the elimination of our valuation allowance for deferred tax assets. These items will not contribute to Continucare's results of operations for future periods.
    The discontinued operations reflected in Continucare's financial results for the fiscal 2004 period relate to its former home health operations which were disposed of in a series of transactions completed in the third fiscal quarter of fiscal 2004 and a group of independent physician contracts terminated effective January 1, 2003.

    Balance Sheet

    Continucare's cash and cash equivalents increased to $5.8 million at June 30, 2005 from $0.7 million one year earlier, while total liabilities were reduced to $3.8 million at the end of fiscal 2005 from $5.5 million one year earlier. The long-term portion of long-term debt at June 30, 2005 was $38,000. Working capital increased by $7.4 million to $6.9 million at June 30, 2005 from a working capital deficit of $0.5 million one year earlier, and shareholders' equity increased by $13.9 million to $30.3 million at June 30, 2005 from $16.4 million one year earlier.
    "Fiscal 2005 was a record year for Continucare," commented Richard
C. Pfenniger, Jr., Continucare's Chief Executive Officer. "Revenues grew and profits increased significantly. At the same time, our financial position, as evidenced by our balance sheet, improved dramatically. During the course of the past fiscal year, we completed the transformation of Continucare. Our company is now a profitable, prosperous and growing enterprise. In the new fiscal year we intend to build on the successes of the past two years by pursuing more robust internal growth and seeking further improvement in operating efficiencies while continuing our commitment to prudent financial discipline."

    Share Repurchase Plan

    Continucare also announced that to date it has repurchased 957,467 shares of its common stock at a total cost of approximately $2.5 million under a previously announced 2,500,000 share stock repurchase program. An aggregate of 1,542,533 shares remain available for purchase under the plan. The plan authorizes management, in its discretion, to repurchase shares from time to time on the open market or in privately negotiated transactions subject to market conditions and other factors.
    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, the risk that we may not conduct repurchases of our common stock in the full amount authorized under our repurchase program, the risk that any repurchases of our common stock that we effect may adversely impact our future liquidity or capital resources, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2005 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.


                       CONTINUCARE CORPORATION

               CONDENSED CONSOLIDATED BALANCE SHEETS


                                               June 30,     June 30,
                                                 2005         2004
                                             ------------ ------------
                   ASSETS
Current assets:
 Cash and cash equivalents                    $5,780,544     $720,360
 Other receivables, net                          144,973      423,215
 Due from HMOs, net of a liability for
  incurred but not reported medical claims
  expense of approximately $11,700,000 and
  $11,450,000 at June 30, 2005 and 2004,
  respectively                                 3,485,530    2,701,878
 Prepaid expenses and other current assets       719,577      992,321
 Deferred tax assets, net                        585,571            -
                                             ------------ ------------
     Total current assets                     10,716,195    4,837,774
Certificates of deposit, restricted              530,350       30,000
Equipment, furniture and leasehold
 improvements, net                               670,665      492,054
Goodwill, net of accumulated amortization of
 approximately $7,608,000                     14,342,510   14,342,510
Managed care contracts, net of accumulated
 amortization of approximately $2,422,000 and
 $2,069,000 at June 30, 2005 and 2004,
 respectively                                  1,090,046    1,442,858
Deferred financing costs, net of accumulated
 amortization of $222,500 at June 30, 2004             -      662,502
Deferred tax assets, net                       6,721,353            -
Other assets, net                                 66,816      100,483
                                             ------------ ------------
     Total assets                            $34,137,935  $21,908,181
                                             ============ ============

    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                               $660,139     $504,151
 Accrued expenses and other current
  liabilities                                  2,620,802    1,794,019
 Note payable                                    520,000            -
 Deferred revenue                                      -    3,000,000
                                             ------------ ------------
     Total current liabilities                 3,800,941    5,298,170
Capital lease obligations, less current
 portion                                          38,361      101,177
Related party notes payable, less current
 portion                                               -      117,717
                                             ------------ ------------
     Total liabilities                         3,839,302    5,517,064
Commitments and contingencies
Shareholders' equity:
 Common stock, $0.0001 par value: 100,000,000
  shares authorized; 52,591,895 shares issued
  and 49,595,702 shares outstanding at June
  30, 2005 and 53,296,379 shares issued and
  50,300,186 shares outstanding at June 30,
  2004                                             4,960        5,031
 Additional paid-in capital                   67,924,068   69,907,973
 Accumulated deficit                         (32,205,694) (48,097,186)
 Treasury stock, 2,996,193 shares at June 30,
  2005 and 2004                               (5,424,701)  (5,424,701)
                                             ------------ ------------
     Total shareholders' equity               30,298,633   16,391,117
                                             ------------ ------------
     Total liabilities and shareholders'
      equity                                 $34,137,935  $21,908,181
                                             ============ ============


                       CONTINUCARE CORPORATION

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                         (Unaudited)
                      Three-Months Ended            Year Ended
                   ------------------------ --------------------------
                       6/30/05     6/30/04       6/30/05      6/30/04
                   ------------------------ --------------------------
Revenue:
 Medical services
  revenue, net     $28,986,500 $26,327,520  $111,316,174 $101,123,346
 Management fee
  revenue and other
  income               147,480     164,242       914,939      700,756
                   ------------------------ --------------------------
      Total revenue 29,133,980  26,491,762   112,231,113  101,824,102

Operating expenses:
 Medical services:
   Medical claims   21,511,053  20,400,851    81,104,665   76,333,580
   Other direct
    costs            2,855,987   2,904,081    12,648,297   11,665,894
                   ------------------------ --------------------------
      Total medical
       services     24,367,040  23,304,932    93,752,962   87,999,474
 Administrative
  payroll and
  employee benefits  1,403,358     904,909     5,107,672    3,822,949
 General and
  administrative     1,910,150   1,525,589     7,059,602    5,821,871
 Gain on
  extinguishment of
  debt              (2,500,000)   (500,000)   (3,000,000)    (850,000)
                   ------------------------ --------------------------
      Total
       operating
       expenses     25,180,548  25,235,430   102,920,236   96,794,294
                   ------------------------ --------------------------

Income from
 operations          3,953,432   1,256,332     9,310,877    5,029,808

Other income
 (expense):
 Interest income        46,465       2,000       108,000        4,793
 Interest expense       (2,847)   (263,155)     (702,946)  (1,006,082)
 Medicare
  settlement
  related to
  terminated
  operations                 -           -             -    2,218,278
                   ------------------------ --------------------------

Income from
 continuing
 operations
 before income
 tax benefit         3,997,050     995,177     8,715,931    6,246,797
Income tax benefit   7,175,561           -     7,175,561            -
                   ------------------------ --------------------------
Income from
 continuing
 operations         11,172,611     995,177    15,891,492    6,246,797

Income (loss) from
 discontinued
 operations:
 Home health
  operations                 -           -             -   (1,666,934)
 Terminated IPA              -           -             -       73,091
                   ------------------------ --------------------------
Loss from
 discontinued
 operations                  -           -             -   (1,593,843)

                   ------------------------ --------------------------
Net income         $11,172,611    $995,177   $15,891,492   $4,652,954
                   ======================== ==========================


Basic net income
 (loss) per common
 share:
 Income from
  continuing
  operations              $.22        $.02          $.32         $.14
 Loss from
  discontinued
  operations                 -           -             -         (.03)
                   ------------------------ --------------------------
Net income per
 common share             $.22        $.02          $.32         $.11
                   ======================== ==========================

Diluted net income
 (loss) per common
 share:
 Income from
  continuing
  operations              $.21        $.02          $.31         $.12
 Loss from
  discontinued
  operations                 -           -             -         (.03)
                   ------------------------ --------------------------
Net income per
 common share             $.21        $.02          $.31         $.09
                   ======================== ==========================

Basic weighted
 average common
 shares outstanding 49,971,498  47,728,126    50,231,870   43,763,835
                   ======================== ==========================
Diluted weighted
 average common
 shares outstanding 52,079,377  52,194,597    52,006,064   49,232,716
                   ======================== ==========================


                       CONTINUCARE CORPORATION

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                Year Ended June 30,
                                              ------------------------
                                                  2005        2004
                                              ------------ -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                   $15,891,492  $4,652,954
 Loss from discontinued operations                      -   1,593,843
                                              ------------ -----------
 Income from continuing operations             15,891,492   6,246,797
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization, including
    amortization of deferred financing costs    1,258,289   1,201,675
   Provision for bad debts                         15,787     104,296
   Recognition of compensation expense related
    to issuance of stock options                  264,802           -
   Medicare settlement related to terminated
    operations                                          -  (2,218,278)
   Gain on extinguishment of debt              (3,000,000)   (850,000)
   Deferred tax benefit                        (7,306,924)          -
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Other receivables                              262,455     (12,450)
   Due from HMOs, net                            (783,652) (1,287,409)
   Prepaid expenses and other current assets      171,230    (105,724)
   Other assets                                    33,667       3,763
   Accounts payable                               155,988    (179,337)
   Accrued expenses and other current
    liabilities                                   894,710    (608,629)
                                              ------------ -----------
Net cash provided by continuing operations      7,857,844   2,294,704
Net cash used in discontinued operations         (151,399)   (998,872)
                                              ------------ -----------
Net cash provided by operating activities       7,706,445   1,295,832

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificate of deposit              (500,000)    (30,000)
 Proceeds from maturity of certificates of
  deposit                                         101,165      29,743
 Purchase of property and equipment              (421,586)   (144,585)
                                              ------------ -----------
Net cash used in continuing operations           (820,421)   (144,842)
Net cash used in discontinued operations                -        (938)
                                              ------------ -----------
Net cash used in investing activities            (820,421)   (145,780)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                     1,040,000           -
 Payments on note payable                        (520,000)          -
 Proceeds from issuance of stock in private
  placement transaction                                 -   3,464,609
 Payment of fees related to private placement
  transactions                                    (98,244)          -
 Payments on convertible subordinated notes             -    (233,716)
 Payments on related party notes                   (7,882)    (35,953)
 Principal repayments under capital lease
  obligations                                     (74,630)    (76,000)
 Payment of deferred financing costs                    -     (15,000)
 Proceeds from exercise of stock options           91,699     351,370
 Repurchase of common stock                    (2,256,783)          -
 Payments on credit facility                            -  (2,315,000)
 Repayments to Medicare per agreement                   -  (1,730,745)
                                              ------------ -----------
Net cash used in financing activities          (1,825,840)   (590,435)
                                              ------------ -----------

Net increase in cash and cash equivalents       5,060,184     559,617
Cash and cash equivalents at beginning of
 fiscal year                                      720,360     160,743
                                              ------------ -----------
Cash and cash equivalents at end of fiscal
 year                                          $5,780,544    $720,360
                                              ============ ===========



    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, 305-500-2105